Exhibit 99.1

nLIGHT, Inc. Announces Third Quarter 2021 Results
Revenues of $72.2 million and gross margin of 29.6% for the third quarter of 2021

CAMAS, Wash., November 4, 2021 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the third quarter of 2021.
“nLIGHT delivered another record revenue quarter and generated the highest products gross margin in our history as a public company,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “We increased revenue year-over-year in each of our end markets as demand for both our semiconductor and fiber lasers was strong throughout the quarter. Our performance in the third quarter reflects the execution of our strategy to increase our focus on customers outside of China and the diversity in our revenue base.”

Mr. Keeney continued, “As a result of a 17% year-over-year increase in revenue combined with a higher mix of business coming from outside of China, we increased our products gross margins by 490 basis year-over-year to a record 37.1%. Assuming the midpoint of our Q4 revenue guidance, we are again on track to deliver more than 20% year-over-year growth.”

Third Quarter 2021 Financial Highlights

	Three Months Ended September 30,
(In thousands, except percentages)	2021	2020	% Change
Revenues	$72,235	$61,732	17.0%
Gross margin	29.6%	27.8%
Loss from operations	$(6,759)	$(3,976)	(70.0)%
Operating margin	(9.4)%	(6.4)%
Net loss	$(6,880)	$(2,110)	(226.1)%
Adjusted EBITDA(1)	$7,212	$6,211	16.1%
Adjusted EBITDA, as percentage of revenues	10.0%	10.1%
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.
Revenues of $72.2 million for the third quarter of 2021 were up 17.0% compared to $61.7 million for the third quarter of 2020. Gross margin was 29.6% for the third quarter of 2021 compared to 27.8% for the third quarter of 2020. GAAP net loss for the third quarter of 2021 was $(6.9) million, or net loss of $(0.16) per diluted share, compared to net loss of $(2.1) million, or net loss of $(0.05) per diluted share, for the third quarter of 2020. Non-GAAP net income for the third quarter of 2021 was $3.9 million, or non-GAAP net income of $0.08 per diluted share, compared to non-GAAP net income of $5.3 million, or non-GAAP net income of $0.12 per diluted share, for the third quarter of 2020. Reconciliations of the non-GAAP information provided here to the most directly comparable GAAP metric have been provided in the financial statement tables included in this release.

Outlook
For the fourth quarter of 2021, nLIGHT expects revenues to be in the range of $66 million to $72 million, gross margin to be in the range of 25% to 28%, and Adjusted EBITDA to be in the range of $3 million to $5 million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Conference Call at 2:00 p.m. Pacific Time, Thursday, November 4, 2021

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-833-535-2198 (U.S., toll-free) or +1-412-902-6775 (international and toll), with the conference title: nLIGHT Third Quarter 2021 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income and non-GAAP net income per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP financial measures presented herein are specific to us and may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by weighted-average shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP loss to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues and year-over-year revenue growth, gross margin, and Adjusted EBITDA and our expectations regarding customer demand for our products, operating results, and financial position, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially from these forward-looking statements, including but not limited to: (1) our ability to compete successfully in the markets for our products, (2) changes in the markets we serve or in the global economy, (3) our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products, (4) rapid technological change in the markets that we participate in and our ability to develop and maintain products that can achieve market acceptance, (5) our ability to generate sufficient revenues to achieve or maintain profitability in the future, (6) our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels, (7) disruptions including pandemics, such as COVID-19, and their effect on our business, financial condition, or results of operations, (8) our manufacturing capacity and operations and their suitability for future levels of demand, (9) our reliance on a small number of customers for a significant portion of our revenues, and (10) our ability to manage risks associated with international customers and operations, (11) the effect of current and potential tariffs and global trade policies on the cost of our products, (12) our ability to protect our proprietary technology and intellectual property rights, and (13) fluctuations in our quarterly results of operations and other operating measures. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Camas, Washington, nLIGHT employs over 1,200 people with operations in the U.S., China, Finland, Korea and Italy. For more information, please visit www.nlight.net.

For more information, contact:
Joseph Corso
VP, Corporate Development and Investor Relations
nLIGHT, Inc.
(360) 566-4460
joe.corso@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Products	$54,393	$51,117	$155,289	$133,151
Development	17,842	10,615	47,404	23,934
Total revenue	72,235	61,732	202,693	157,085
Cost of revenue:
Products	34,193	34,645	98,828	95,142
Development	16,647	9,927	44,500	22,226
Total cost of revenue(1)	50,840	44,572	143,328	117,368
Gross profit	21,395	17,160	59,365	39,717
Operating expenses:
Research and development(1)	14,838	11,126	40,830	29,136
Sales, general, and administrative(1)	13,316	10,010	40,087	27,343
Total operating expenses	28,154	21,136	80,917	56,479
Loss from operations	(6,759)	(3,976)	(21,552)	(16,762)
Other income (expense):
Interest income (expense), net	(20)	(96)	(126)	122
Other income, net	102	477	246	63
Loss before income taxes	(6,677)	(3,595)	(21,432)	(16,577)
Income tax expense (benefit)	203	(1,485)	(513)	(162)
Net loss	$(6,880)	$(2,110)	$(20,919)	$(16,415)
Net loss per share, basic	$(0.16)	$(0.05)	$(0.50)	$(0.43)
Net loss per share, diluted	$(0.16)	$(0.05)	$(0.50)	$(0.43)
Shares used in per share calculations:
Basic	42,884	38,558	41,759	38,195
Diluted	42,884	38,558	41,759	38,195

(1)Includes stock-based compensation as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of revenues	$740	$505	$1,780	$1,189
Research and development	3,782	2,545	10,408	6,602
Sales, general, and administrative	5,550	3,633	17,544	8,692
	$10,072	$6,683	$29,732	$16,483

nLIGHT, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$165,584	$102,282
Accounts receivable, net	36,490	31,820
Inventory	70,683	54,706
Prepaid expenses and other current assets	17,267	11,767
Total current assets	290,024	200,575
Restricted cash	250	291
Lease right-of-use assets	17,187	12,302
Property and equipment, net	52,303	44,480
Intangible assets, net	5,580	8,345
Goodwill	12,437	12,484
Other assets, net	4,190	5,167
Total assets	$381,971	$283,644

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$31,868	$21,057
Accrued liabilities	15,742	15,321
Deferred revenue	1,607	2,528
Lease liabilities	2,858	2,273
Current portion of long-term debt	—	184
Total current liabilities	52,075	41,363
Non-current income taxes payable	6,988	7,556
Long-term lease liabilities	14,921	10,375
Long-term debt	—	215
Other long-term liabilities	3,989	4,221
Total liabilities	77,973	63,730
Stockholders' equity:
Common stock - par value	15	15
Additional paid-in capital	464,090	358,544
Accumulated other comprehensive loss	(802)	(259)
Accumulated deficit	(159,305)	(138,386)
Total stockholders’ equity	303,998	219,914
Total liabilities and stockholders’ equity	$381,971	$283,644

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(20,919)	$(16,415)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	6,670	5,614
Amortization	4,641	4,319
Reduction in carrying amount of right-of-use assets	2,435	2,162
Provision for (recoveries of) losses on accounts receivable	(70)	84
Stock-based compensation	29,732	16,483
Deferred income taxes	(11)	—
Loss on disposal of assets	3	—
Changes in operating assets and liabilities:
Accounts receivable, net	(4,580)	4,094
Inventory	(16,169)	(6,411)
Prepaid expenses and other current assets	(5,542)	(4,753)
Other assets	(437)	(2,418)
Accounts payable	9,699	10,565
Accrued and other long-term liabilities	907	1,494
Deferred revenues	(925)	1,405
Lease liabilities	(2,156)	(2,120)
Non-current income taxes payable	(591)	591
Net cash provided by operating activities	2,687	14,694
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(291)	(168)
Purchases of property, plant and equipment	(13,636)	(19,395)
Capitalization of patents	(303)	(717)
Net cash used in investing activities	(14,230)	(20,280)
Cash flows from financing activities:
Proceeds from public offerings, net of offering costs	82,354	—
Proceeds from term loan	—	15,000
Principal payments on debt and financing leases	(428)	(15,126)
Payment of contingent consideration related to acquisition	(326)	—
Proceeds from employee stock plan purchases	750	685
Proceeds from stock option exercises	975	1,117
Tax payments related to stock award issuances	(8,265)	(3,314)
Net cash provided by (used in) financing activities	75,060	(1,638)
Effect of exchange rate changes on cash	(256)	373
Net increase (decrease) in cash, cash equivalents and restricted cash	63,261	(6,851)
Cash, cash equivalents and restricted cash, beginning of period	102,573	117,294
Cash, cash equivalents and restricted cash, end of period	$165,834	$110,443
Supplemental disclosures:
Cash paid (received) for interest, net	$116	$(312)
Cash paid for income taxes	434	1,015
Right-of-use assets obtained in exchange for lease liabilities	7,348	13,470
Accrued purchases of property, equipment and patents	2,287	1,294

nLIGHT, Inc.
Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(6,880)	$(2,110)	$(20,919)	$(16,415)
Income tax expense (benefit)	203	(1,485)	(513)	(162)
Other income, net	(102)	(477)	(246)	(63)
Interest (income) expense, net	20	96	126	(122)
Depreciation and amortization	3,899	3,504	11,311	9,933
Stock-based compensation	10,072	6,683	29,732	16,483
Acquisition and integration-related costs	—	—	—	50
Adjusted EBITDA	$7,212	$6,211	$19,491	$9,704

Reconciliation of GAAP to Non-GAAP Net Income (Loss), and GAAP to Non-GAAP Net Income (Loss) per Share, Basic and Diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(6,880)	$(2,110)	$(20,919)	$(16,415)
Add back:
Stock-based compensation(1)	10,072	6,683	29,732	16,483
Amortization of purchased intangibles(1)	718	696	2,153	2,008
Acquisition and integration-related costs(1)	—	—	—	50
Non-GAAP net income	3,910	5,269	10,966	2,126

GAAP weighted average shares outstanding	42,884	38,558	41,759	38,195
Participating securities	774	629	681	508
Non-GAAP weighted average number of shares, basic	43,658	39,187	42,440	38,703
Dilutive effect of common stock equivalents	3,986	4,290	4,510	4,112
Non-GAAP weighted average number of shares, diluted	47,644	43,477	46,950	42,815

Non-GAAP net income per share, basic	$0.09	$0.13	$0.26	$0.05
Non-GAAP net income per share, diluted	$0.08	$0.12	$0.23	$0.05
(1) There is no income tax effect related to the stock-based compensation, acquisition and integration-related costs, and amortization of purchased intangibles adjustments due to the full valuation allowance in the U.S.